UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, Suite 300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, the registrant announced that Thomas J. Knapp was appointed as the registrant’s Senior Vice President, General Counsel and Corporate Secretary effective February 19, 2010.

Prior to joining Sucampo, Mr. Knapp was Vice President, General Counsel and Corporate Secretary at NorthWestern Corporation. Prior to joining NorthWestern Corporation, Mr. Knapp held senior in-house attorney positions at The Boeing Company and The Burlington Northern & Santa Fe Railway Company, and was Of Counsel at Paul, Hastings, Janofsky & Walker LLP.

The terms of Mr. Knapp’s employment include (1) an annual base salary of $240,000; (2) an annual incentive bonus equal to 30% of his then-current base salary; (3) an option to purchase 40,000 shares of the Company’s common stock at an exercise price of $3.49 per share, which option will vest annually with respect to 25% of the aggregate option granted. The equity awards were granted pursuant to the Company’s 2006 Incentive Plan.

The full text of the press release announcing Mr. Knapp’s appointment is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

            The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

            99.1      Press Release announcing new executive appointments issued by the registrant on February 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	February 25, 2010	By:	/s/ JAN SMILEK
			Name:	Jan Smilek
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing new executive appointments issued by the registrant on February 25, 2010